Filed Pursuant to Rule 424(b)(3)

Registration No. 333-190999

The date of this Prospectus is December 5, 2013

Prospectus

AppYea, Inc.

699,444 Shares of Common Stock

Par Value $0.0001 per share

No Minimum

This prospectus relates to the offering by the selling stockholders of Appyea, Inc. of up to 699,444 shares of its Common Stock, par value $0.0001 per share. Currently, there is no market for our securities. The Company will not receive any proceeds from the sale of common stock. The selling stockholders have advised us that they will sell the shares of common stock being registered from time to time at the initial offering price of $0.50, which was determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value, until the shares are quoted on the Over the Counter Bulletin Board (“OTCBB”) or national securities exchange, and thereafter at prevailing market prices,in negotiated transactions or otherwise as described under the section of this prospectus titled “Plan of Distribution”. To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock. While the Company plans to have its shares quoted on the OTCBB there is no assurance that its shares will be approved for quotation on the OTCBB or on any other quotation service or exchange.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

AppYea, Inc. is a development stage company that is currently generating minimal revenue. The Company has had recurring losses from operations since Inception (November 26, 2012) and our auditors have raised questions about our ability to continue as a going concern. Any investment in the shares offered herein involves a high degree of risk. One should purchase shares only if one can afford a complete loss of one’s investment.

The Company will not receive any proceeds from the sale of common stock.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.0001, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.50 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

As of the date of this Prospectus, the Company has 2,299,444 shares of common stock outstanding. Jackie Williams, our sole officer and director owns 1,600,000 of the common shares, which is equal to 69.58% of the currently outstanding common shares. In addition, Jackie Williams owns 5 million preferred shares, which carry conversion rights of 100 common shares for each preferred share, and voting rights of 1,000 common shares for each preferred share. On a fully diluted basis, if all preferred shares were converted to common shares, Jackie Williams would hold 501,600,000 shares of common stock, which would be equal to 99.86% of the fully diluted ownership of the Company. Jackie Williams, due to his ownership of common and preferred shares, also currently controls 5,001,600,000 voting shares, which is equal to 99.99% of the voting interest of the Company.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

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APPYEA, INC.

SUMMARY OF PROSPECTUS

One should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the “Company” and “AppYea” refer to AppYea, Inc.

General Information about Our Company

AppYea, Inc. (“AppYea”) was incorporated in the State of South Dakota on November 26, 2012. AppYea, Inc. is engaged in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and a limited operating history.

The Company’s current business plans include marketing its current mobile applications, as well as expanding its mobile application portfolio through the acquisition of third party mobile applications and mobile applications development companies. The Company derives revenue by way of the sale of its developed and acquired mobile applications. As of the date of this Prospectus, the Company has acquired 13 fully developed gaming applications, as well as a group of 14 applications that provide wait times at various amusement parks, and 23 additional source code applications that operate in the following categories: Business, Education, Entertainment, Finance, Lifestyle, Medical, Music, Navigation, News, Travel, Utilities and Wellness. The Company is currently attempting to sell its fully developed gaming applications, and is attempting to finish the development of its source code applications. The Company does not currently have any proposals or arrangements to enter into any acquisition or other business combinations.

The administrative office of the Company is located at 777 Main Street, Suite 600, Forth Worth, TX 76102, Telephone: (817)-887-8142. The Company plans to use these offices until it requires larger space. The Company’s fiscal year end is June 30th. The Company has not been subject to any bankruptcy, receivership or similar proceeding.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Selling Shareholders:	699,444 shares of common stock, par value $0.0001,

Offering Price per Share:	$0.50

Offering Period:	The shares may be sold from time to time by the selling shareholders, upon the effectiveness of this Registration Statement

Net Proceeds to Our Company:	The Company will not receive any proceeds from the sale of common stock offered by this Prospectus.

Number of Shares Outstanding As of the date of this Prospectus (1):	2,299,444

Number of Shares Outstanding After the Offering (1):	2,299,444

(1) As of the date of this Prospectus, the Company has 2,299,444 shares of common stock outstanding. Jackie Williams, our sole officer and director owns 1,600,000 of the common shares, which is equal to 69.58% of the currently outstanding common shares. In addition, Jackie Williams owns 5 million preferred shares, which carry conversion rights of 100 common shares for each preferred share, and voting rights of 1,000 common shares for each preferred share. On a fully diluted basis, if all preferred shares were converted to common shares, Jackie Williams would hold 501,600,000 shares of common stock, which would be equal to 99.86% of the fully diluted ownership of the Company. Jackie Williams, due to his ownership of common and preferred shares, also currently controls 5,001,600,000 voting shares, which is equal to 99.99% of the voting interest of the Company. For additional information regarding our common and preferred shares, please see the sections titled “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”.

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The Company’s sole officer, director and control person does not intend to purchase any shares in this offering.

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of General and Administrative costs and Professional Fees.

As of September 30, 2013
Balance Sheet
Total Assets	$139,733
Total Liabilities	$24,622
Stockholders’ Equity	$115,111

Period from November 26, 2012 (date of Inception) to September 30, 2013
Statement of Operations
Revenue	$6,637
Total Operating Expenses	$39,828
Net Loss	$(35,311)

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RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the risk factors listed below, together with the information contained in this prospectus, any reports we file with the SEC and the documents referred to herein. Following are what is believed are all of the material risks involved if one decides to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) The last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the Company auditors have issued a going concern opinion, there is a substantial uncertainty that it will continue operations in which case one could lose one’s investment.

The auditors have issued a going concern opinion because the Company has incurred losses from operations since Inception (November 26, 2012) and currently does not have sufficient available funding to fully implement its business plan.  This means that there is substantial doubt that it can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about its ability to continue in business.  As such it may have to cease operations and you could lose your entire investment.

Our sole Officer and Director has no public company experience. The Company’s needs could exceed the amount of time or level of experience he may have. This could result in his inability to properly manage Company affairs, resulting in it remaining a start-up company with no revenues or profits, which could cause the loss of one’s entire investment.

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The Company business plan does not provide for the hiring of any additional employees other than outlined in its Plan of Operations until sales will support the expense. Until that time the responsibility of developing the Company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon the sole officer and director. While Jackie Williams has over 21 years of management experience in a large product distribution company, he does not have any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. Further, he has no experience in complying with the various rules and regulations which are required of a public company, and as a result, he may not be able to operate successfully as a public company, even if the Company’s operations are successful. While the Company’s sole officer and director will use his best judgment to resolve all potential conflicts, there is no formulated plan to resolve any possible conflict of interest with their other business activities, and we cannot guarantee that any potential conflicts can be avoided. In the event he is unable to fulfill any aspect of his duties to the Company it may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of its business.

Since it is a development stage company, that has generated no significant revenues and lacks an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the company is unsuccessful in its business plans.

This Company was incorporated in November 2012; it has focused all of its efforts on the development of its product and it has generated minimal revenue. There is no operating history upon which an evaluation of its future prospects can be made. Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the initial startup of its business. Further, there is no guarantee that it will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Since the Company has shown a net loss since Inception (November 26, 2012), an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if the Company is unsuccessful in its business plans.

Based upon current plans, the Company expects to incur operating losses in future periods as it incurs significant expenses associated with the growth of its business. Further, there is no guarantee that it will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of its business or force the company to seek additional capital through loans or additional sales of its equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

The Company cannot guarantee that it will continue to generate revenues which could result in a total loss of your investment if it is unsuccessful in its business plans.

While the Company has generated limited revenues, which are reported in the financial statements included in this Prospectus, there can be no assurance that it will continue to generate revenues or that revenues will be sufficient to maintain its business. As a result, one could lose all of one’s investment if the Company is not successful in its proposed business plans.

Growth and development of operations will depend on the acceptance of the Company’s proposed business. If the Company’s services are not deemed desirable and suitable for purchase and it cannot establish a customer base, it may not be able to generate future revenues, which would result in a failure of the business and a loss of any investment one makes in the shares.

The acceptance of the Company’s products for its customers is critically important to its success. The Company cannot be certain that the services that it will be offering will be appealing and as a result there may not be any demand for these products and its sales could be limited and it may never realize any revenues. In addition, there are no assurances that if it alters or changes the products it offers in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

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If demand for the services the Company plans to offer slows, then its business would be materially affected, which could result in the loss of your entire investment.

Demand for the services which it intends to sell depends on many factors, including:

•	the number of clients the Company is able to attract and retain over time.

•	the economy, and in periods of rapidly declining economic conditions, customers may defer services such as ours in order to pay secured debts or debts that must be made in order to remain solvent.

•	the competitive environment in the mobile application market that may force it to reduce prices below its desired pricing level or increase promotional spending.

•	the ability to anticipate changes in consumer preferences and to meet customers’ needs in a timely cost effective manner.

For the long term, demand for the products it plans to offer may be affected by:

•	the ability to establish, maintain and eventually grow market share in a competitive environment.

•	delivery of its information globally, geopolitical changes, changes in trading regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items it purchases, create communication issues or render product delivery difficult which could have a material adverse effect on its sales and profitability.

All of these factors could result in immediate and longer term declines in the demand for the services it plans to offer, which could adversely affect its sales, cash flows and overall financial condition. An investor could lose his or her entire investment as a result.

The loss of the services of the current sole officer and director could severely impact the Company business operations and future development, which could result in a loss of revenues and one’s ability to ever sell any shares one purchases in this offering.

The performance of the Company is substantially dependent upon the professional expertise of the current officer and board of directors. The Company is dependent on their abilities to develop its business. If they are unable to perform their duties, this could have an adverse effect on Company business operations, financial condition and operating results if it is unable to replace them with other individuals qualified to develop and market its business. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering as well as the complete loss of your investment.

The Company may not be able to successfully implement its business strategy, which could adversely affect its business, financial condition, results of operations and cash flows. If the Company cannot successfully implement its business strategy, it could result in the loss of your investment.

Successful implementation of its business strategy depends on numerous factors that may be beyond its control. Adverse changes in the following factors could undermine our business strategy and have a material adverse effect on its business, its financial condition, and results of operations and cash flow:

  The competitive environment in the mobile application industry that may force us to reduce prices below the optimal pricing level or increase promotional spending;
  Its ability to anticipate changes in consumer preferences and to meet customers’ needs for app products in a timely cost effective manner; and
  Its ability to establish, maintain and eventually grow market share in a competitive environment.

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There are no substantial barriers to entry into the industry and because the company does not currently have any copyright protection for the services it intends to sell, there is no guarantee someone else will not duplicate its ideas and bring them to market before it does, which could severely limit the Company proposed sales and revenues. If the Company cannot generate sales and revenues, it could result in the loss of your investment.

Since it has no intellectual property protection, unauthorized persons may attempt to copy aspects of its business, including its services or marketing materials. Any encroachment upon the Company corporate information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their copyright, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce the company intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.

The Company does not currently have licenses to use the third party intellectual property being used in the course of the Company’s business, which could result in lawsuits if the necessary licenses are not obtained. Such lawsuits and the failure of the Company to obtain licenses to use third party intellectual property could harm the Company’s business operations, and could result in the loss of your entire investment.

The Company does not currently have any licenses to use any third-party intellectual property currently being used in the course of the Company’s business, and if the Company does not obtain licenses to use third-party intellectual property, it could result in lawsuits related to trademark and intellectual property infringement. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm its business operations and/or results of operations. As a result, the Company may be forced to cease operations completely, and an investor could lose his or her entire investment.

 As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations, which could result in the loss of your investment.

The Company intends to promote and sell some of its products internationally by way of using mobile application online stores, and we expect to have customers in multiple countries. The Company international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

• new and different legal and regulatory requirements in local jurisdictions;

• potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

• risk of nationalization of private enterprises by foreign governments;

• legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

• local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

It may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since its services will be available over the Internet in foreign countries and the Company will have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations. If the Company fails to comply with the required domestic and international regulations or violates any such regulations, it may not be able to generate sales and revenue necessary to continue its business plans, which could result in the loss of your investment.

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For example, it may be required to comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected. Finally, any additional regulatory requirements put in place by the United States or any foreign country in which the Company operates may expose the company to additional liability, and require the Company to comply with complex and time consuming regulations.

Failure of third-party service providers upon which we rely could adversely affect our business and result in the loss of your investment.

The Company may rely on certain third-party service providers, including data centers, call centers, direct posts, aggregators, publishers, insurance carriers, insurance agencies, back-office systems, Internet and wireless service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If its arrangement with any third party is terminated, it may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on its business, financial condition, results of operations and cash flows.

A Disruption in Online Service Would Cease or Suspend Service to our customers, which could negatively affect our business, customer base, sales, revenue, and could result in the loss of your investment

The Company cannot guarantee that its apps will operate without interruption or error.  The Company is bound only by a best efforts obligation as regards the operation and continuity of service.  Although it is not to be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of its products and services, disruption of its online service would adversely affect its business, financial conditions, results of operations and cash flows.

RISKS ASSOCIATED WITH THIS OFFERING:

The Offering Price of the Company Shares is arbitrary, so there is no guarantee that the price at which you have purchased your shares will remain the same. A significant decrease in the price of our shares could result in the loss of your investment.

The offering price of the Company’s shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value.

The trading in the Company shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase its shares, and therefore a less liquid market for the investors to sell their shares. Therefore, you may have a difficult time selling your shares, or you may not be able to sell your shares at all, which could result in the loss of your investment.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering, which could result in the loss of your investment.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB), however, there is no guarantee that a trading market will ever develop. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. The Company cannot guarantee that our application will be accepted or approved or that its stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between AppYea, Inc. or anyone acting on its behalf with any market maker regarding participation in a future trading market for its securities. If no market is ever developed for our common stock, it will be difficult or impossible for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if the Company fails to have its common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares, which could affect the overall monetary value of your shares. If the value of your shares significantly decreases, you could lose your investment.

Any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.05 per share, $0.45 less than what you paid for them.

The Company’s sole officer and director will continue to exercise significant control over our operations, which means as a minority stockholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any of your shares. If you are not able to resell any shares, it may result in the loss of your investment.

Our sole executive officer and director will continue to have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

As of the date of this Prospectus, the Company has 2,299,444 shares of common stock outstanding. Jackie Williams, our sole officer and director owns 1,600,000 of the common shares, which is equal to 69.58% of the currently outstanding common shares. In addition, Jackie Williams owns 5 million preferred shares, which carry conversion rights of 100 common shares for each preferred share, and voting rights of 1,000 common shares for each preferred share. On a fully diluted basis, if all preferred shares were converted to common shares, Jackie Williams would hold 501,600,000 shares of common stock, which would be equal to 99.86% of the fully diluted ownership of the Company. Jackie Williams, due to his ownership of common and preferred shares, also currently controls 5,001,600,000 voting shares, which is equal to 99.99% of the voting interest of the Company.

We may never pay dividends to shareholders, which could reduce the monetary gain you may realize on your investment.

We have not declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to section 16 of the Exchange Act. In addition, our reporting obligations under section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we it do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we ha, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of June 30, 2013 we have 59 shareholders of record).   As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Although we expects to apply for quotation on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plans to contact a market maker immediately following this registration statement on Form S-1 being declared effective and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. If our application is rejected, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fails to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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 FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.”  These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof.  Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements.  These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects

•	the Company’s business and growth strategies

•	the Company’s financing plans and forecasts

•	the factors that we expect to contribute to our success and the Company’s ability to be successful in the future

•	the Company’s business model and strategy for realizing positive results when sales begin

•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

•	expenses

•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

•	the impact of new accounting pronouncements on its financial statements

•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

•	the Company’s market risk exposure and efforts to minimize risk

•	development opportunities and its ability to successfully take advantage of such opportunities

•	regulations, including anticipated taxes, tax credits or tax refunds expected

•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.  The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required

•	the Company’s inability to effectively manage its growth

•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

•	the Company’s inability to successfully compete against existing and future competitors

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•	the effects of intense competition that exists in our industry

•	the economic downturn and its effect on consumer spending

•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to our business or lack of growth in our business, may result in significant write-downs or impairments in future periods

•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and

•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

USE OF PROCEEDS

This Prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling shareholders. The Company will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share has been determined arbitrarily by the Directors of the Company. The price does not bear any relationship to the Company’s assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price the Board of Directors took into consideration capital structure and the amount of money it would need to implement the Company business plans. Accordingly, the offering price should not be considered an indication of the actual value of its securities.

       These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. The selling stockholders will sell their shares at the initial offering price of $0.50 per share until the shares are traded on the OTC Bulletin Board or a national securities exchange, at which point the selling shareholders may sell the registered shares at the prevailing market price for the shares at the time of sale. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

 To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market in our common stock. There is no certainty that our shares will be quoted on the OTC Bulletin Board or listed on any exchange.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of the date of this prospectus, the net tangible book value of the Company shares is $115,111 or approximately $0.05 per share, based upon 2,299,444 shares outstanding.

Upon the sale of shares offered hereby, the net tangible book value of the Shares held by our existing stockholders will not be increased . However the purchasers of Shares will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $0.50 per Share) of $(0.45) per share.

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The following tables illustrate the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to September 30, 2013:

Public Offering Price per Share	$0.50

Net Tangible Book Value Prior to this Offering	$0.05

Immediate Dilution per Share to New Investors	$(0.45)

SELLING SHAREHOLDERS

      The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. The selling security holders are under no obligation to sell all or any portion of the shares listed below.

Acquisition of Shares by Selling Shareholders

On November 19, 2012, the Company issued 40,000 shares to Edouard Prous at a price of $0.0001 per share

On November 19, 2012, the Company issued 40,000 shares to Jack Williams Sr. at a price of $0.0001 per share.

On November 19, 2012, the Company issued 40,000 shares to Zachary Williams at a price of $0.0001 per share.

On November 19, 2012, the Company issued 40,000 shares to Jeff Young at a price of $0.0001 per share.

On November 19, 2012, the Company issued 30,000 shares to Dewayne Horton at a price of $0.0001 per share.

On November 19, 2012, the Company issued 40,000 shares to Peter Dunne at a price of $0.0001 per share.

On November 19, 2012, the Company issued 40,000 shares to Patrick O’Neal at a price of $0.0001 per share.

On November 19, 2012, the Company issued 30,000 shares to Chris Addison at a price of $0.0001 per share.

On November 19, 2012, the Company issued 40,000 shares to Jason Lehmann at a price of $0.0001 per share.

On November 19, 2012, the Company issued 30,000 shares to Wes Shook at a price of $0.0001 per share.

On November 19, 2012, the Company issued 30,000 shares to Rick Reese at a price of $0.0001 per share.

Dewayne Horton, Wes Shook and Rick Reese also each acquired an additional 2,000 shares pursuant to the below described Regulation D, Rule 505 offering at a price of $0.50 per share.

Chris Addison also acquired an additional 5,000 shares pursuant to the below described Regulation D, Rule 505 offering at a price of $0.50 per share.

Such other shareholders listed below include the holders of shares sold in a Regulation D, Rule 505 offering of 299,444 shares completed on June 6, 2013 at an offering price of $0.50 per share, which resulted in total proceeds of $119,722, with 40,000 of the shares being issued to Catalina Ventures as part of a $20,000 asset acquisition and 20,000 of the shares being issued to Mike Flynn pursuant to a $10,000 debt conversion.

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Name (1)	Shares Beneficially Owned Prior to Offering	Shares to be Sold (2)	Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Edouard Prous	40,000	40,000	0	0
Jack Williams Sr.	40,000	40,000	0	0
Zachary Williams,	40,000	40,000	0	0
Jeff Young	40,000	40,000	0	0
Dewayne Horton	32,000	32,000	0	0
Peter Dunne	40,000	40,000	0	0
Patrick ONeal	40,000	40,000	0	0
Chris Addison	35,000	35,000	0	0
Jason Lehmann	40,000	40,000	0	0
Wes Shook	32,000	32,000	0	0
Rick Reese	32,000	32,000	0	0
Catalina Ventures, Inc.(3)	40,000	40,000	0	0
Monte Coon	4,000	4,000	0	0
Joe Rentfrow	2,000	2,000	0	0
John Beam Jr.	2,000	2,000	0	0
Devin Beavers	14,000	14,000	0	0
Johnny Sliva	5,000	5,000	0	0
Aaron Pattenaude	4,000	4,000	0	0
Tim Feldman	10,000	10,000	0	0
Heath Barker	4,000	4,000	0	0
Jacob Perez	4,000	4,000	0	0
Tony Dressell	2,000	2,000	0	0
David Wood	2,000	2,000	0	0
Miguel Castillo	2,000	2,000	0	0
Melinda Ivy	2,000	2,000	0	0
Tye Gilpin	2,000	2,000	0	0
Bob Hopper	4,000	4,000	0	0
Terry Smith	6,000	6,000	0	0
Brad Phelps	2,000	2,000	0	0
Tom Franklin	4,000	4,000	0	0
Wesley Moss	2,000	2,000	0	0
David Cruz	2,000	2,000	0	0
Randy Horton	2,000	2,000	0	0
Jon Thompson	6,000	6,000	0	0
Devin Beavers	25,000	25,000	0	0
Ben Vestal	2,000	2,000	0	0
Mark Snowden	4,000	4,000	0	0
JM & A Enterprises, LP(4)	4,444	4,444	0	0
Jon Johnson	2,000	2,000	0	0
Steve Barrons	10,000	10,000	0	0
John Robinson	2,000	2,000	0	0
Beau Moody	4,000	4,000	0	0
Jason Phillips	10,000	10,000	0	0
Monte Dirickson	5,000	5,000	0	0
James Prince	5,000	5,000	0	0
Frank Williams	2,000	2,000	0	0
Steve Beeson	2,000	2,000	0	0
Jeff Froboese	2,000	2,000	0	0
Alfredo Zapata	2,000	2,000	0	0
Daniel Gostylo	6,000	6,000	0	0
Gary Addison	2,000	2,000	0	0
Randy Kennedy	4,000	4,000	0	0
Jesse Leo Morgon	40,000	40,000	0	0
James & Kathryn Atchinson	2,000	2,000	0	0
Kim Andersen	2,000	2,000	0	0
Rory Grissom	4,000	4,000	0	0
Mike Flynn(5)	20,000	20,000	0	0

Total	699,444	699,444

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(1) All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of June 30, 2013, based upon information provided by the selling shareholders or otherwise known to us.

(2) Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) Catalina Ventures, Inc. is owned by Scott O’Neal. Catalina Ventures purchased Disney Map Apps, LLC, including its theme park wait time applications from Mr. Flynn. Catalina Ventures Inc. then sold the theme park wait time applications to AppYea Inc. pursuant to an asset purchase agreement. As of the date of this Prospectus, the Company owes $15,000 to Catalina Ventures, Inc., which is evidenced by a convertible promissory note that has been included as Exhibit D to the Asset Purchase Agreement filed as Exhibit 10.2 to this Registration Statement.

(4) JM & A Enterprises, LP is owned by Stacy Butler.

(5) Mr. Flynn owned Disney Map Apps, LLC and was the original developer of a suite of theme park wait time mobile applications. Mr. Flynn sold Disney Map Apps, LLC, which included the theme park wait time applications to Catalina Ventures Inc. Catalina Ventures Inc. then sold the theme park wait time apps to AppYea Inc. through an asset purchase agreement. As of the date of this Prospectus, the Company owes $4,000 to Mike Flynn pursuant to the Asset Purchase Agreement.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholders

The selling security holders may sell some or all of their shares from time to time at a fixed price of $0.50 per share until our shares are quoted on the OTCBB and thereafter at fixed prices, prevailing market prices at the time of sale, at varying prices determined at the time of sale, or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. As of the date of this Prospectus, our common stock is not listed on a public exchange. Upon the effectiveness of this Registration Statement, the Company plans to contact a market maker to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on its behalf in order to make a market for the Company’s common stock. There can be no assurance that a market maker shall agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that our shares will be quoted on any exchange.

Once a market has been developed for the Company’s common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

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Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The company will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders are affiliates of broker-dealers, and none of our selling stockholders purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. As of the date of this prospectus, there are 2,299,444 shares of Common stock issued and outstanding.

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Preferred Stock

The Company has authorized 5,000,000 shares of Preferred Stock, Par Value $0.0001. As of the date of this Prospectus, there are 5,000,000 shares of Preferred Stock outstanding. Each convertible preferred share is convertible into 100 shares of common stock and has the voting rights of 1,000 share of common stock. All shares of Preferred Stock are currently convertible into shares of Common Stock. The record holders of the Preferred Stock shall have the right to vote on any matter with holders of Common Stock voting together as one class. There are no circumstances in which the holders of Common and Preferred Stock will be entitled to vote separately. There are no features of our Preferred Stock other than the above described conversion and voting rights that would affect the rights of holders of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The financial statements for the period from Inception (November 26, 2012) to June 30, 2013, included in this prospectus have been audited by Cutler & Co., LLC. The unaudited financial statements for the three months ended September 30, 2013 and for the period from Inception (November 26, 2012) to September 30, 2013 have been reviewed by Cutler & Co., LLC. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Bart and Associates, LLC has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

Executive Summary

AppYea, Inc. (“AppYea”) was incorporated in the State of South Dakota on November 26, 2012. AppYea, Inc. is engaged in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and a limited operating history.

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On November 26, 2012, Jackie Williams was appointed as the sole director, chairman of the board and President of the Company.

The Company is a development stage company that is generating minimal revenues. The Company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. Based upon the above, the Company believes it is not within the scope of Rule 419.

The Company has not been subject to any bankruptcy, receivership or similar proceeding.

Because its business is customer-driven, its revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in its budget. Management will be responsible for the preparation of much of the required documents to keep the costs to a minimum.

The Company has been issued an opinion by our auditors that raised substantial doubt about its ability to continue as a going concern based on its current financial position. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, its revenue generation and/or issuance of common shares.

Principal products and their markets

Our Company’s primary products are mobile applications. Our Company develops internal mobile applications and also acquires existing profitable mobile applications (“apps”), in order to build a diverse portfolio of apps that will service a wide range of industries and consumers. The Company plans to acquire apps that are currently in development, as well as apps that are ready to be presented to the public. By purchasing existing small but profitable application development companies, AppYea aims to considerably cut the time to the market for introducing apps, which based on the Company’s experience, is approximately six months. The Company intends to market and sell its developed and acquired apps under its own name. The Company’s target customers vary widely, due to the numerous types of apps that are currently available. Below, our current business strategy and plan are detailed in an effort to explain the methods by which our company generates revenue. The Company does not currently have any proposals or arrangements to enter into any business acquisitions or other business combinations.

Source Code Assets

On February 1, 2013, the Company acquired a portfolio of 13 iOS kid friendly gaming mobile applications on the iOS platform. The game titles include SkyRaiders, DartWheel for iPhone & iPad, VultureHunt, PumpkinNinja, TinyCrusaders, TinyScots, TinyJones, TinyKnights, CowboyClimb, Stacker, Snap & DoodleFreak.

On April 2, 2013 the Company acquired a mobile application that will help the millions of amusement and theme park visitors by providing them with accurate attraction wait times, ride information, theme park maps, hours of park operation, parade and show times, firework times, and much more in the palms of millions of iPhone users' hands. Currently, these features are available for Disney World's Magic Kingdom ®, Epcot®, Disney's Hollywood Studios®, and Disney's Animal Kingdom®.

The Company plans on expanding its portfolio of apps, both in terms of the number of apps it owns, as well as the categories and industries in which those apps function.

Current Products

Currently the Company has 14 fully developed theme park wait time applications operating on two platforms in seven different languages. In addition, the Company has 13 fully developed gaming applications. The fully developed theme park and gaming applications are currently being offered by the Company. The Company has also acquired 23 separate source code applications that are classified into the following categories: games, business, education, entertainment, finance, lifestyle, medical, music, navigation, news, travel, utilities, and wellness. The Company is currently finishing the development of its source code applications, and it plans to offer the applications for sale once they have been fully developed.

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The Company currently generates revenues from paid downloads and advertisement integration. The Company currently uses advertising integration in the free versions of our mobile applications that are downloaded by consumers. Advertisement integration has accounted for roughly five percent of our total revenues as of the date of this Prospectus. The company plans to continue using advertisement integration in the free versions of its mobile apps. However, at the time of the initial download, or at any time after the initial download of our application, the consumer can choose to pay for the full application, at which time the advertisements are removed. The Company plans on generating future revenues from the purchase of underdeveloped mobile applications, application development and mobile application development consulting. There is currently no single customer or product that has accounted for a material portion of our revenues.

Management and Development Role

AppYea intends to become a management company that supervises and directs the application development work, while focusing its efforts on the promotion, marketing, and sales of its acquired apps. AppYea intends to obtain the services of specialized app marketing companies in order to become well positioned in online mobile app stores. In addition, the Company believes that by properly marketing its apps, it will be able to increase downloads, lower the acquisition costs associated with the acquired apps, and expand its portfolio of apps for all current and future platforms. To date, the Company has been selling its apps through online mobile application stores. The Company intends to hire third party marketing companies, which will advertise for the Company on websites, search engines and other mobile applications, in order to increase its potential customer base, which the Company believes will increase its application downloads and purchases.

Needs Assessment

Management believes the principal growth area in the personal computer market today is that of Smartphones and portable tablet devices; aside from being a large and quickly growing market, these mobile devices usually allow full time internet connectivity.  At this time, the Company believes that by marketing its current app portfolio, and also expanding its portfolio, the Company will be able to provide a wide range of apps to many different types of potential purchasers.

Revenue Model and Distribution methods of the products or services

Our revenue model is based on the continued development and acquisition of our apps, as well as the sale of such apps. We either develop apps internally, or acquire third party apps or app developing companies, and then resell those apps to our customers through mobile app stores. The apps must meet our stringent criteria, and we plan on only developing and acquiring apps that fit categories and platforms that already have a strong customer base. The Company does not currently have any proposals or arrangements to enter into any business acquisitions or other business combinations

AppYea, Inc. is redefining the current app development industry by not only developing and marketing its own apps, but also acquiring third party apps and app development companies.

Our Company generates revenue through the sale of the apps, which it either develops internally, or acquires from outside sources. Such apps are then sold in mobile app stores. The cost of developing a wide variety of apps is prohibitive for a majority of companies.

The Company will identify and address additional target categories and industries for its products based on market research and feedback from its customers.

Status of any publicly announced new product or service

None

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Competition, competitive position in the industry and methods of competition

Competition

The app development market is very competitive, with many companies developing apps worldwide. Also, it is possible that our business model may be duplicated in the future. However, at the current time we believe our system and business method of not only generating internal apps, but also continuously acquiring third party apps and app development companies will give us access to a large number of mobile apps, and while that will not decrease the amount of competitors in the industry, it will place us in a very competitive position, as we will have apps that function in a wide range of categories. Our ability to sell apps that operate in a wide range of categories will allow us to reach a large customer base, consisting of consumers who will purchase our mobile applications on app stores, which we believe will allow us to be successful and competitive, regardless of the number of other application development companies that compete in our industry. Rather than targeting small amounts of consumers with a limited number of apps, we believe that our wide range of products will allow us to sell our products to consumers with varying interests from multiple demographics.

Platform

Mobile app development companies other than ours do exist. However, our business strategy and revenue generation model will allow us to obtain a large amount of apps in all categories that perform on all platforms, which will separate us from our competitors, due to the large number of potential customers we will be able to target based on our wide range of apps. Another important difference between us and our competitors, is that we will not only be creating and developing our own internal apps, but also will be acquiring existing apps that will be added to our app portfolio. We believe that by developing and acquiring a large number of apps, we will be able to sell our products to a large potential customer based covering many demographics.

Strategy

Structured as a mobile app development, acquisition and management company, our business model is designed to provide an almost unlimited amount of apps that can be of use to a large amount of different consumer purchasers. We will sell our products to consumers in mobile application stores, and we will also hire third party marketing companies in order to reach a large number of potential consumer purchasers of our apps.

Sources and availability of raw materials and the names of principal suppliers

The Company does not rely on any “real” raw materials.

Patents and Trademarks

The Company currently has no patents or trademarks on its brand name and has not and does not intend to seek protection for our brand name or our mobile applications at this time; however, as business develops and operations continue, it may seek such protection. Despite efforts to protect its proprietary rights, such as its brand and service names, since it has no patent or trademark rights unauthorized persons may attempt to copy aspects of the Company business, including its web site design, services, product information and sales mechanics or to obtain and use information that it regards as proprietary. Any encroachment upon the Company’s proprietary information, including the unauthorized use of its brand name, the use of a similar name by a competing company or a lawsuit initiated against it for infringement upon another company's proprietary information or improper use of their trademark, may affect its ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

The Company does not currently have any licenses to use any third-party intellectual property, but is in the process of acquiring all necessary licensing rights to use all necessary third-party intellectual property. The Company is currently working with intellectual property counsel to obtain such licenses, and is currently in negotiations, through its intellectual property counsel, with third party intellectual property owners to obtain such licenses through licensing agreements. The Company will execute any necessary licensing agreements in order to use any trademarked third party intellectual property. The Company may be unsuccessful in obtaining such licenses, which could affect the Company’s ability to continue operations, and could also result in lawsuits related to intellectual property infringement.

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Government Approval

The Company does not require any government approval for its services. As a mobile application product provider, its business will not be subject to any environmental laws.

Government and Industry Regulation

The Company will be subject to local and international laws and regulations that relate directly or indirectly to its operations. It will also be subject to common business and tax rules and regulations pertaining to the operation of its business. The Company believes that the effects of existing or probable governmental regulations will be additional responsibilities of the management of the Company to ensure that the Company is in compliance with securities regulations as they apply to the Company’s products as well as ensuring that the company does not infringe on any proprietary rights of others with respect to its products. The Company will also need to maintain accurate financial records in order to remain complaint with securities regulations as well as any corporate tax liability it incurs.

Research and Development Activities

Other than personal time spent researching our proposed business, the Company has not spent additional funds on research and development related to its current app portfolio. The Company plans on spending funds on the development of its internal apps as well as the acquisition of third party apps and app development companies.

Employees and Employment Agreements

With the majority of the Company's back office operational costs outsourced and variable, AppYea, Inc. is able to maintain a small employee base focused on income producing activities. Currently, the Company has one employee, which is the Company’s sole officer and director.

The Company currently does not have any employment agreements with its sole officer or director.

Organization

The Company is comprised of one corporation. All of our operations are conducted through this corporation.

DESCRIPTION OF PROPERTY

The Company operations are currently being conducted out of the Company office located at 777 Main Street, Suite 600, Fort Worth, TX 76102; (855) 927-7932. It considers that the current principal office space arrangement adequate and will reassess its needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to apply to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

d.	contains a toll-free telephone number for inquiries on disciplinary actions;

e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.	the bid and offer quotations for the penny stock;

b.	the compensation of the broker-dealer and its salesperson in the transaction;

c.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

d.	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

As of the date of this Prospectus, there are 2,299,444 shares of the Company’s common stock outstanding. The Company has 59 holders of its common stock.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, it will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

VStock Transfer, LLC, of 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, Phone: (212)-828-8436, Fax: (646)-536-3179, has been appointed as the Company’s stock transfer agent.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

AppYea, Inc. (“AppYea”) was incorporated in the State of South Dakota on November 26, 2012 AppYea, Inc. is engaged in the acquisition, purchase, maintenance and creation of mobile software applications. The Company’s current business plans include marketing its current mobile applications, as well as expanding its mobile application portfolio through the acquisition of third party mobile applications and mobile applications development companies. The Company derives revenue by way of the sale of its developed and acquired mobile applications as well as through advertisement integration. The Company currently uses advertising integration in the free versions of our mobile applications that are downloaded by consumers. Advertisement integration has accounted for roughly five percent of our total revenues as of the date of this Prospectus. The company plans to continue using advertisement integration in the free versions of its mobile apps. However, at the time of the initial download, or at any time after the initial download of our application, the consumer can choose to pay for the full application, at which time the advertisements are removed. As of the date of this Prospectus, the Company has acquired 13 fully developed gaming applications, as well as a group of 14 applications that provide wait times at various amusement parks, and 23 additional source code applications that operate in the following categories: Business, Education, Entertainment, Finance, Lifestyle, Medical, Music, Navigation, News, Travel, Utilities and Wellness. The Company is currently attempting to sell its fully developed gaming applications, and is attempting to finish the development of its source code applications. The Company does not currently have any proposals or arrangements to enter into any acquisition or other business combinations.

The Company is currently focused on the sale of its fully developed applications, and finalizing the development of its source code applications. The Company’s challenges at this point, related to the sale of its fully developed applications, is the large number of competing applications being sold by other companies in mobile application stores. The Company plans to increase its marketing by hiring third party mobile application marketing and advertising companies in order to address these challenges.

The Company operations are currently being conducted out of the Company office located at 777 Main Street, Suite 600, Fort Worth, TX 76102; (855) 927-7932.

Results of Operations

From our Inception on November 26, 2012 through September 30, 2013 we generated $6,637 in revenue. As a result, we have very little operating history upon which to evaluate our intended business In addition, we have a history of losses.

Operating expenses, which consisted of sales and marketing costs, legal and professional fees, general and administrative expenses, and amortization from our Inception on November 26, 2012 through September 30, 2013 were $39,828.

As a result of the foregoing, we had a net loss of $35,311 from our Inception on November 26, 2012 through September 30, 2013.

Our activities have been completely directed at the development of our internal apps, as well as the acquisition of third party apps.

The following table provides selected financial data about the Company for the period from the date of Inception (November 26, 2012) through September 30, 2013. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	September 30, 2013
Cash	$14,214
Total assets	$139,733
Total liabilities	$24,622
Stockholders' equity	$115,111

If we succeed in developing customers and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to operate in a manner which will be successful. The Company will need to obtain further capital through the sale of its common stock to continue its operations in addition to its current revenue stream.

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Going Concern

In its audited financial statements as of June 30, 2013, the Company was issued an opinion by its auditors that raised substantial doubt about the ability to continue as a going concern based on the company’s current financial position.

Immediate Plan of Operation:

At present management will concentrate on the completion of the Registration Statement while concurrently continuing to expand its app portfolio and customer base while continuing to develop and promote its internal apps.

Continuing Plan of Operation (0-12 months):

Begin Marketing and Sales efforts:

The Company marketing efforts will primarily be related to assuring its products are easily found in app stores and create a smooth downloading experience. A significant opportunity exists for the development and acquisition of mobile apps that function on all currently available platforms.  The continuing plan of the Company’s operations will be to continue internal app development as well as outside app acquisition, which the Company believes will also expand its customer base and revenue stream.

The Company will continue to develop and add to its customer base through marketing of its current app portfolio, while also adding additional apps through acquisitions of third party apps and app development companies. The goal for the Company in the next twelve months is to further develop and expand its app portfolio, through internal development and outside acquisitions.

Liquidity and capital resources

As of September 30, 2013, we had cash or cash equivalents of $14,214.

Net cash used in operating activities was $5,735 for period from Inception on November 26, 2012 through September 30, 2013. Our currently available capital resources are sufficient to fund operations for the next twelve months, however, if we are not able to substantially increase our revenues, our operations shall be limited to the sale of our fully developed applications, and we will not be able to finish the development of our source code applications or acquire mobile application development companies solely based on our currently available capital resources. If our revenue growth is not sufficient to allow us to meet our cash requirements during the next twelve months, the Company will need to raise additional funds through the sale of its equity securities.

Cash flows used in investing activities was $56,175 for period from Inception on November 26, 2012 through September 30, 2013. We do not anticipate significant cash outlays for investing activities over the next 12 months, however, if our revenue stream is not sufficient for us to purchase apps without raising additional funds, we may need to sell additional securities in order to meet our business goals over the next twelve months.

Cash flows provided by financing activities were $76,124 for period from Inception on November 26, 2012 through September 30, 2013. Cash flows provided by financing activities include $119,922 from the issuance of common stock for cash and $500 from the issuance of our preferred stock for cash.

As of September 30, 2013, our total assets were $139,733 and our total liabilities were $24,622. Included in our assets of as of September 30, 2013 was $14,214 of cash, $1,472 of accounts receivable, and fixed assets of $102,124. We hope to be able to conduct our planned operations for a minimum of twelve months using the revenue we are generating as well as currently available capital resources.

Our principal source of liquidity will be the revenue generated from our operations. We are generating revenue and we believe our revenue will continue to increase, and while we are currently operating at a loss, we believe that our revenue stream will be a sufficient source of liquidity for us. If we do not generate a sufficient amount of revenue, we may need to raise additional funds through the sale of our equity securities. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully continue to develop our products and our ability to generate revenues.

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In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop customers for our products and, consequently, our sales. If we succeed in developing clients for our services and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Revenue Recognition

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured.  The Company has generated revenue of $6,637 since its Inception on November 26, 2012 through September 30, 2013.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name and Address	Age	Position(s)
Jackie Williams	45	Director, President, Chief Executive and Chief
777 Main Street		Financial Officer
Suite 600
Fort Worth, TX 76102

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. The person named above is the company’s only officer, director, promoter and control person. Below is the business experience of each above listed individual during at least the last five years:

Background Information about Our Sole Officer and Director

Jackie D. Williams, is President/Chairman and a native Texan. He is an experienced business owner, entrepreneur & successful sales management executive. He began his career at a young age as a Route-Sales Executive in the wholesale floral industry for one of the largest wholesalers in the United States. In 2007 he was named Branch Manager. Mr. Williams has over 21 years of experience in management. During the previous five years, Mr. Williams has been the Operations Manager for the Fort Worth, Texas location of Greenleaf Wholesale Florist. Since November 26, 2012, Mr. Williams has also been acting as sole directors and President of Appyea, Inc. Mr. Williams has no other employment history other than detailed herein in the past five years.

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Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are no operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

EXECUTIVE COMPENSATION

Currently, the company sole director and officer receives no cash compensation for his services. Our sole officer and director is reimbursed for any out-of-pocket expenses that they incur on its behalf.

In the future, the Company may approve payment of salaries for officers and directors. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
Jackie Williams President, Director	2013	$0	$0	$0	$0	$0	$0	$0	$0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jackie Williams	0	0	0	0	N/A	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jackie Williams	0	0	0	0	0	0	0

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Option Grants. No option grants have been exercised by the executive officer named in the Summary Compensation Table. The Company does not currently have any stock option plans in place.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Employment Agreements

The Company does not have any employment contracts with its sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors officer and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which cannot be guaranteed The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Common Stock

	No. of	No. of	Percentage
Name of	Shares	Shares	of Ownership
Beneficial	Before	After	Before
Owner	Offering(2)	Offering(2)(4)	Offering(1)(3)

Jackie Williams	501,600,000	501,600,000	99.86

All Officers and Directors as a Group	501,600,000	501,600,000	99.86

(1) All ownership is beneficial and of record, unless indicated otherwise based on 2,299,444 shares outstanding as of the date of this Prospectus. The selling stockholders are under no obligation known to the Company to sell any shares of common stock at this time.

(2) The Share amounts listed in the table above include 500,000,000 shares of common stock that underlie the Preferred Stock, which is currently convertible at a rate of 100 common shares for each preferred share.

(3) The Beneficial owner has sole voting and investment power with respect to the shares shown.

(4) Assumes the sale of all shares of common stock registered pursuant to this Prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

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Preferred Stock(1)

Name of
Beneficial	No. of	Percentage
Owner	Shares	of Ownership

Jackie Williams(2)	5,000,000	100%

All Officers and Directors as a Group	5,000,000	100%

(1) The Company is authorized to issue 5,000,000 shares of convertible preferred stock at a par value of $0.0001.

A convertible preferred share is convertible into 100 shares of common stock and has the voting rights of 1,000 share of common stock. As at June 30, 2013, 5,000,000 shares of the Company’s convertible preferred stock were issued and outstanding.

(2) The Beneficial owner has sole voting and investment power with respect to the shares shown.

Future Sales by Principal Stockholders

A total of 1,600,000 common shares and 5,000,000 preferred shares have been issued to the company’s sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition, so long as the Company has been subject to the reporting requirements of section 13 or 15(d) of the Exchange Act for a period for at least 90 days. As of the date of this Prospectus, none of the shares are eligible to be sold under Rule 144. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. The principal stockholder does not have any plans to sell his shares at any time after this offering is complete.

TRANSACTIONS WITH RELATED PERSONS,

PROMOTERS AND CERTAIN CONTROL PERSONS

As of September 30, 2013, the Company had aggregate loans payable outstanding to shareholders of $17,500.

On April 2, 2013 as part of its acquisition of the theme park wait time mobile application from Catalina Ventures, Inc., the Company agreed to pay $15,000 on a deferred basis at a rate of 20% of the net receipts from the theme park wait time mobile application and issued a $15,000 convertible promissory note payable. The convertible promissory note payable was for a term of 12 months and carried an interest rate of 12% per annum. The note payable was convertible at the option of the holder, once the Company became publicly quoted, at a 50% discount to the lowest closing bid price for the Company’s common stock during the 20 trading days immediately preceding the conversion date. The Company recorded no beneficial conversion expense on the conversion feature as the specific conversion price is currently not determinable. The $15,000 amount owed on a deferred basis was assigned from Catalina Ventures, Inc. to Mike Flynn, the original owner of the theme park wait time mobile applications.

On May 24, 2013, $10,000 of the $15,000 deferred purchase consideration, owed to Mike Flynn, payable at a rate of 20% of the net receipts from the theme park wait time mobile application was converted into 20,000 shares of the Company’s common stock.

Through September 30, 2013, the Company has repaid $2,500 of the remaining $5,000 deferred purchase consideration, owed to Mike Flynn, in cash. Principal payments are payable at a rate of 20% of the net receipts from the theme park wait time mobile application.

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The Convertible Promissory Note in the amount of $15,000 owed to Catalina Ventures, Inc. is still owed in full.

There are not currently any conflicts of interest by or among its current officer, director, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon the effectiveness of this registration statement, we will become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

FINANCIAL STATEMENTS

     The Company’s fiscal year end is June 30th. The Company will provide audited financial statements to its stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm Cutler & Co., LLC. The financial statements of the Company, commencing on page 1 are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US Dollars. The financial information presented is for the period from Inception (November 26, 2012) through June 30, 2013, from Inception (November 26, 2012) through September 30, 2013, and for the three month period ended September 30, 2013.

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Board of Directors

AppYea, Inc.

Fort Worth, Texas

We have reviewed the accompanying balance sheet of AppYea, Inc. (a Development Stage Company) as of September 30, 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the three month period ended September 30, 2013, and for the period from Inception (November 26, 2012) to) through, September 30, 2013. These financial statements are the responsibility of the management of AppYea, Inc.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Denver, Colorado
November 7, 2013	Cutler & Co. LLC

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 APPYEA, INC.

(A Development-Stage Company)

Balance Sheets

	September 30, 2013	June 30, 2013
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$14,214	$31,150
Accounts receivable	1,472	2,331
Prepaid expenses	125	199
Total current assets	15,811	33,680
Fixed assets (net of accumulated amortization of $24,051 and $13,759, respectively)	102,124	108,416
Other assets	21,798	20,400

Total assets	$139,733	$162,496
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,000	$10,411
Accrued liabilities - related parties	2,122	933
Related party loans	17,500	19,000
Total current liabilities	24,622	30,344
Commitments and contingencies (note 6)
Stockholders’ equity
Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized,
5,000,000 shares issued and outstanding at September 30 and June 30, 2013	500	500
Common stock, $0.0001 par value, 750,000,000 shares authorized, 2,299,444
shares issued and outstanding at September 30 and June 30, 2013	229	229
Additional paid-in-capital	149,693	149,693
Deficit accumulated during the development stage	(35,311)	(18,270)
Total stockholders’ equity	115,111	132,152

Total liabilities and stockholders' equity	$139,733	$162,496

See accompanying notes to financial statements.

30

APPYEA, INC.

(A Development-Stage Company)

Statements of Operations

(unaudited)

		Inception
		(November 26,
	Three months ended	2012) through
	September 30, 2013	September 30, 2013
Revenue	$2,762	$6,637
Operating costs:
Sales and marketing	75	1,136
Legal and professional fees	7,000	8,475
General and administrative	1,250	6,166
Amortization	10,292	24,051
Total operating costs	18,617	39,828
Loss from operations	(15,855)	(33,191)
Other expense
Interest expense, net	(1,186)	(2,120)

Net loss	$(17,041)	$(35,311)
Net loss per share, basic and diluted:	$(0.01)
Weighted average shares outstanding, basic and diluted	2,299,444

See accompanying notes to financial statements.

31

APPYEA, INC.

(A Development-Stage Company)

Statements of Changes in Stockholders’ Equity

						Deficit
						Accumulated
	Convertible				Additional	During
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, November 26, 2012 (Inception)	-	$-	-	$-	$-	$-	$-

Preferred Stock Issued for Cash @ $0.0001 per share	5,000,000	500	-	-	-	-	500

Common Stock Issued for Cash @ $0.0001 per share	-	-	2,000,000	200	-	-	200

Common Stock Issued to Purchase Mobile App @ $0.50 per share	-	-	40,000	4	19,996	-	20,000

Common Stock Issued to Settle Convertible Loan Note @ $0.50 per share	-	-	20,000	2	9,998	-	10,000

Common Stock Issued for Cash @ $0.50 per share	-	-	239,444	23	119,699	-	119,722

Net Loss for the Period	-	-	-	-	-	(18,270)	(18,270)
Balance, June 30, 2013 - (audited)	5,000,000	500	2,299,444	229	149,693	(18,270)	132,152
Net loss for the period (unaudited)	—	—	—	—	—	(17,041)	(17,041)
Balance, September 30, 2013 (unaudited)	5,000,000	$500	2,299,444	$229	$149,693	$(35,311)	$115,111

See accompanying notes to financial statements.

32

APPYEA, INC.

(A Development-Stage Company)

Statements of Cash Flows

(unaudited)

		Inception
		(November 26,
	Three months ended	2012) Through
	September 30, 2013	September 30, 2013
Cash flows from operating activities:
Net loss	$(17,041)	$(35,311)
Adjustments to reconcile net loss to cash flows used in
operating activities:
Amortization expense	10,292	24,051
Change in operational assets and liabilities:
Decrease (increase) in accounts receivable	859	(1,472)
Decrease (increase) in prepaid expenses	74	(125)
(Decrease) increase in accounts payable	(5,411)	5,000
Increase in accrued liabilities	1,189	2,122
Net cash (used in) provided by operating activities	(10,038)	(5,735)
Cash flows from investing activities:
Acquisitions of mobile application software	—	(48,717)
Development costs associated with mobile application software	(4,000)	(7,458)
Net cash used in investing activities	(4,000)	(56,175)
Cash flows from financing activities:
Issuance of preferred stock for cash	—	500
Issuance of common stock for cash	—	119,922
Deferred financing costs incurred	(1,398)	(21,798)
Repayment of convertible promissory notes	(1,500)	(22,500)
Net cash (used in) provided by financing activities	(2,898)	76,124
Net (decrease) increase in cash and cash equivalents	(16,936)	14,214
Cash and cash equivalents, beginning of period	31,150	—
Cash and cash equivalents, end of period	$14,214	$14,214
Supplemental disclosures of cash flow information:
Fixed assets acquired for shares of common stock	$—	$20,000
Fixed assets acquired for convertible notes payable and other debt	$—	$50,000
Convertible notes payable converted into share of common stock	$—	$10,000
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

See accompanying notes to financial statements.

33

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

1.	NATURE OF OPERATIONS

AppYea, Inc. (“AppYea”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and a limited operating history.

Through September 30, 2013, the Company has completed three separate acquisitions of mobile software applications.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, these unaudited financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of September 30, 2013 and for the interim periods presented herein have been reflected in these unaudited financial statements and the notes thereto. Interim results for the three months ended September 30, 2013 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes as included in this Form S-1 Registration Statement for the period ended June 30, 2013.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage enterprise in accordance with ACS 915 "Development Stage Entities." We have been in the development stage since Inception (November 26, 2012). Among the disclosures required as a development stage company are that its financial statements are identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of its Inception (November 26, 2012) as a development stage company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

34

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

Fixed Assets

The Company’s fixed assets represent mobile applications that is has purchased and upgrades that it has made to these applications. These mobile applications and any upgrades are being amortized over their useful lives of 3 years.

Other Assets

Offering costs with respect to issue of common stock, warrants or options by the Company are initially deferred and ultimately offset against the proceeds from these equity transactions if successful or expensed if the proposed equity transaction is unsuccessful. Through September 30, 2013 the Company incurred deferred offering costs of $21,798.

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying values of accounts receivable, prepaid expenses, accounts payable, accruals and convertible notes payable approximate their fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company generates it revenue from the sale of its mobile software applications through online mobile applications stores. Revenue is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition", when the following criteria are met: persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectability is probable. The Company has no remaining obligation to customers after the date on which its customers purchase its mobile software applications.

Research and Development Costs

Costs incurred in research and development activities are expensed as incurred.

35

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

Advertising cost

Advertising costs were expensed as incurred. Advertising costs of $75 and $1,136 were incurred in the three months ended September 30, 2013 and from Inception through September 30, 2013, respectively.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From the Company’s Inception there were no differences between its comprehensive loss and net loss.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At September 30, 2013, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. During the period Inception (November 26, 2012) to September 30, 2013, there were shares of convertible preferred stock outstanding and conversion privileges attached to convertible promissory notes payable.  The common share equivalents of these securities have not been included in the calculations of loss per share because such inclusions would have an anti-dilutive effect as the Company has incurred losses in the period Inception (November 26, 2012) to September 30, 2013.

Business Segments

The Company believes that its activities during the period Inception (November 26, 2012) to September 30, 2013 comprised a single segment.

36

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	GOING CONCERN AND LIQUIDITY

At September 30, 2013, the Company had cash of $14,214, no profitable business activities or other source of income, liabilities of $24,622, and has incurred losses since Inception (November 26, 2012). The Company anticipates future losses in the development of its business. Our unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.	FIXED ASSETS

The Company incurred $4,000 in capitalized mobile software application development costs during the quarter ended September 30, 2013. As at September 30, 2013, the balance of fixed assets represented mobile application software as follows:

Cost	$126,175
Accumulated amortization	(24,051)
Net book value	$102,124

Depreciation expense for the three months ended September 30, 2013 was $10,292.

5.	LOANS – RELATED PARTIES

The Company incurred borrowings from a related party in connection with its acquisition of theme park wait time mobile software applications on April 2, 2013. The borrowings consisted of 1) a 12-month convertible promissory note for $15,000 (“Convertible Promissory Note”), with principal and interest at 12% per annum payable at maturity, and 2) a loan for $15,000, accruing interest at 12% per annum, to be repaid based on net receipts from the mobile software applications acquired (“Deferred Purchase Consideration”). The Convertible Promissory Note is convertible at the option of the holder at a 50% discount to the lowest closing bid price for the Company’s common stock during the 20 trading days immediately preceding the conversion date once the Company’s common stock becomes publicly quoted. The Deferred Purchase Consideration can be repaid early, without prepayment penalty, at the Company’s discretion.

At September 30, 2013, the outstanding balances due under the Convertible Promissory Note and the Deferred Purchase Consideration are $15,000 and $2,500, respectively. Through September 30, 2013, interest of $2,122 had been accrued on these borrowings.

37

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

6.	COMMITMENTS AND CONTINGENCIES

Leases and Long term Contracts

The Company has not entered into any long term leases, contracts or commitments.

Legal

To the best of the Company’s knowledge and belief, no legal proceedings are currently pending or threatened.

7.	INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The provision for the Company’s federal income tax benefit for the three months ended September 30, 2013, calculated using the expected federal tax rate of 34%, consisted of the following:

Three Months to, September 30, 2013
Federal income tax benefit attributed to:
Net operating loss	$5,794
Valuation	(5,794)
Net benefit	$—

The cumulative tax effect of significant items comprising our net deferred tax benefit, calculated at the expected federal tax rate of 34%, for the period from Inception (November 26, 2012) through September 30, 2013 is as follows:

Inception (November 26, 2012) to September 30, 2013
Deferred tax attributed:
Net operating loss carryover	$12,006
Less: change in valuation allowance	(12,006)
Net deferred tax asset	$—

At September 30, 2013 the Company had an unused net operating loss carry-forward approximating $35,311 that is available to offset future taxable income; the loss carry-forward will start to expire in 2033.

8.	RELATED PARTY TRANSACTIONS

The Company’s president provides management and office premises to the Company for no compensation.

38

APP YEA, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2013

9.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these unaudited financial statements and did not have any material recognizable subsequent events.

39

APPYEA, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD

FROM INCEPTION (NOVEMBER 26, 2012) TO JUNE 30, 2013

40

41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of

AppYea, Inc.

Fort Worth, Texas

We have audited the accompanying balance sheet of AppYea, Inc. (a development stage company) as of June 30, 2013, and the related statement of operations, changes in stockholders' equity and cash flows for the period from Inception (November 26, 2012) to June 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AppYea, Inc. as of June 30, 2013 and the results of its operations and its cash flows for the period from Inception (November 26, 2012) to June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations since Inception (November 26, 2012) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

August 28, 2013

42

APPYEA, INC. (A Development-Stage Company) BALANCE SHEET
June 30, 2013
ASSETS
Current Assets
Cash and cash equivalents	$31,150
Accounts receivable	2,331
Prepaid expenses	199
Total current assets	33,680

Fixed Assets (net of accumulated depreciation of $13,759)	108,416

Other Assets	20,400

Total Assets	$162,496

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$10,411
Accruals	933
Loans - related parties	19,000
Total Liabilities	30,344

Commitments and Contingencies (Note. 6)

Stockholders' Equity

Convertible preferred stock: $0.0001 par value, 5,000,000 shares authorized; 5,000,000 issued as at June 30, 2013	500
Common stock $0.0001 par value, 750,000,000 shares authorized; 2,299,444 shares issued and outstanding as at June 30, 2013	229
Additional paid-in capital	149,693
Deficit accumulated during the development stage	(18,270)
Total Stockholders' Equity	132,152

Total Liabilities and Stockholders' Equity	$162,496

See Accompanying Notes to Audited Financial Statements

43

APPYEA, INC. (A Development-Stage Company) STATEMENT OF OPERATIONS
Inception (November 26, 2012) Through June 30, 2013

Revenue	$3,874

Operating Costs
Sales and marketing	1,061
Legal fees	1,475
General and administrative	4,916
Depreciation	13,759
Total Operating Costs	21,211

Income(Loss) from Operations	(17,337)

Other Income (Expense)
Interest income (expense), net	(933)

Income (Loss) before Income Taxes	(18,270)

Income Taxes	—

Net Income (Loss)	$(18,270)

Earnings (Loss) Per Share

Basic and Diluted	$(0.01)

Weighted Average Number of Shares Outstanding

Basic and Diluted	2,134,059

See Accompanying Notes to Audited Financial Statements

44

APPYEA, INC. (A Development-Stage Company) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY Period from Inception (November 26, 2012) through June 30, 2013
	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Balance, November 26, 2012 (Inception)	—	$—	—	$—	$—	$—	$—
Preferred Stock Issued for Cash @ $0.0001 per share	5,000,000	500	—	—	—	—	500
Common Stock Issued for Cash @ $0.0001 per share	—	—	2,000,000	200	—	—	200
Common Stock Issued to Purchase Mobile App @ $0.50 per share	—	—	40,000	4	19,996	—	20,000
Common Stock Issued to Settle Convertible Loan Note @ $0.50 per share	—	—	20,000	2	9,998	—	10,000
Common Stock Issued for Cash @ $0.50 per share	—	—	239,444	23	119,699	—	119,722
Net Loss for the Period	—	—	—	—	—	(18,270)	(18,270)
Balance June 30, 2013	5,000,000	$500	2,299,444	$229	$149,693	$(18,270)	$132,152

See Accompanying Notes to Audited Financial Statements

45

APPYEA, INC. (A Development-Stage Company) STATEMENTS OF CASH FLOWS
Inception (November 26, 2012) Through June 30, 2013
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(18,270)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	13,759
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(2,331)
Decrease (increase) in prepaid expenses	(199)
Increase (decrease) in accounts payable	10,411
Increase (decrease) in accruals	933
Net cash provided by operating activities	4,303
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Purchase of mobile application software	(52,175)
Net cash (used in) investing activities	(52,175)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Issuance of preferred stock for cash	500
Issuance of common stock for cash	119,922
Deferred financing costs incurred	(20,400)
Repayment of convertible notes payable	(21,000)
Net cash provided by financing activities	79,022
Net change in cash and cash equivalents	31,150
Cash and cash equivalents at beginning of period	$—
Cash and cash equivalents at end of period	$31,150
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Fixed assets acquired for shares of commons stock	$20,000
Fixed assets acquired for convertible notes payable and other debt	$50,000
Convertible notes payable converted into shares of common stock	$10,000
Cash paid for :
Interest	$—
Income Taxes	$—

See Accompanying Notes to Audited Financial Statements

46

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

NOTES TO AUDITED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

AppYea, Inc. (“AppYea”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues and a limited operating history.

Acquisition of a Portfolio of 13 Gaming Mobile Applications

On February 1, 2013, the Company acquired a portfolio of 13 iOS kid friendly gaming mobile applications on the iOS platform. The game titles include SkyRaiders, DartWheel for iPhone & iPad, VultureHunt, PumpkinNinja, TinyCrusaders, TinyScots, TinyJones, TinyKnights, CowboyClimb, Stacker, Snap & DoodleFreak.

Total consideration for the acquisition was $68,500. Of this total consideration, $28,500 was paid in cash at closing, $20,000 through the issuance of 40,000 shares of its common stock and $20,000 was payable under a 12 month convertible promissory note payable.

The convertible promissory note was repaid in full in April 2013.

The entire purchase consideration has been allocated to the software cost of the mobile application and is being amortized over an estimated useful life of 36 months.

Acquisition of StreaMe Streaming Media Server Application

On March 5, 2013, the Company acquired the StreaMe streaming media server application.

StreaMe is the only iOS streaming media server that allows users to create their own personal broadcast stream directly from their own iOS device.

Total consideration for the acquisition was $800, paid in cash at closing.

The entire purchase consideration has been allocated to the software cost of the mobile application and will be amortized over an estimated useful life of 36 months once the product is made available for sale.

Acquisition of Theme Park Wait Time Mobile Application

On April 2, 2013 the Company acquired a mobile application that will help amusement and theme park visitors by providing them with accurate attraction wait times, ride information, theme park maps, hours of park operation, parade and show times, firework times, and much more in the palms of millions of iPhone users' hands. Currently, these features are available for Disney World's Magic Kingdom ®, Epcot®, Disney's Hollywood Studios®, and Disney's Animal Kingdom®.

Total consideration for the acquisition was $52,176, Of this total consideration, $22,176 was paid in cash at closing, $15,000 was to be paid on a deferred basis at a rate of 20% of the net receipts from the theme park wait time mobile application and $15,000 was payable under a 12 month convertible promissory note payable.

On May 24, 2013, $10,000 of the $15,000 deferred purchase consideration payable at a rate of 20% of the net receipts from the theme park wait time mobile application was converted into 20,000 shares of the Company’s common stock.

47

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

On May 24, 2013, $1,000 of the remaining $5,000 deferred purchase consideration payable at a rate of 20% of the net receipts from the theme park wait time mobile application was repaid in cash.

The entire purchase consideration has been allocated to the software cost of the mobile application and is being amortized over an estimated useful life of 36 months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is June 30.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage enterprise in accordance with ACS 915 "Development Stage Entities." We have been in the development stage since Inception (November 26, 2012). Among the disclosures required as a development stage company are that its financial statements are identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclose activity since the date of its Inception (November 26, 2012) as a development stage company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Fixed Assets

The Company’s fixed assets represent mobile applications that is has purchased and upgrades that it has made to these applications. These mobile applications and any upgrades are being amortized over their useful lives of 3 years.

Deferred Costs

Offering costs with respect to issue of common stock, warrants or options by the Company are initially deferred and ultimately offset against the proceeds from these equity transactions if successful or expensed if the proposed equity transaction is unsuccessful. The Company recognized $20,400 in deferred offering costs in Other Assets at June 30, 2013.

48

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

 Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

 Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying values of accounts receivable, prepaid expenses, accounts payable, accruals and convertible notes payable approximate their fair value due to the short-term maturities of these instruments.

 Research and Development Costs

Costs incurred in research and development activities are expensed as incurred.

Advertising cost

Advertising costs were expensed as incurred. Advertising costs of $1,086 were incurred in the period from Inception (November 26, 2012) to June 30, 2013.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. From the Company’s Inception there were no differences between its comprehensive loss and net loss.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”. Under FASB ASC 740, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. FASB ASC 740 also provides criteria for the recognition, measurement,

49

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At June 30, 2013, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. During the period Inception (November 26, 2012) to June 30, 2013, there were shares of convertible preferred stock outstanding and conversion privileges attached to convertible promissory notes payable.  The common share equivalents of these securities have not been included in the calculations of loss per share because such inclusions would have an anti-dilutive effect as the Company has incurred losses in the period Inception (November 26, 2012) to June 30, 2013.

Business Segments

The Company believes that its activities during the period Inception (November 26, 2012) to June 30, 2013 comprised a single segment.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. GOING CONCERN AND LIQUIDITY

At June 30, 2013 the Company had cash of $31,150, no profitable business activities or other source of income, liabilities of $30,344 and have incurred losses since Inception (November 26, 2012).

The Company anticipates future losses in the development of its business.

In our financial statements for the period Inception (November 26, 2012) to June 30, 2013, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.

50

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. FIXED ASSETS

As at June 30, 2013, the balance of fixed assets represented mobile application software as follows:

Cost	$122,175
Accumulated depreciation	(13,759)
Net book value	$108,416

Depreciation expense for the period Inception (November 26, 2012) to June 30, 2013 was $13,795.

5. LOANS – RELATED PARTIES

On February 1, 2013, as part of its acquisition of a portfolio of 13 iOS kid friendly gaming mobile applications, the Company issued a $20,000 convertible promissory note payable. The convertible promissory note payable was for a term of 12 months and carried an interest rate of 12% per annum. The note payable was convertible at the option of the holder, once the Company became publicly quoted, at a 50% discount to the lowest closing bid price for the Company’s common stock during the 20 trading days immediately preceding the conversion date. The Company recorded no beneficial conversion expense on the conversion feature as the specific conversion price is currently not determinable. In April 2013 the convertible promissory note payable was repaid in full.

On April 2, 2013 as part of its acquisition of the theme park wait time mobile application, the Company agreed to pay $15,000 on a deferred basis at a rate of 20% of the net receipts from the theme park wait time mobile application and issued a $15,000 convertible promissory note payable. The convertible promissory note payable was for a term of 12 months and carried an interest rate of 12% per annum. The note payable was convertible at the option of the holder, once the Company became publicly quoted, at a 50% discount to the lowest closing bid price for the Company’s common stock during the 20 trading days immediately preceding the conversion date. The Company recorded no beneficial conversion expense on the conversion feature as the specific conversion price is currently not determinable.

On May 24, 2013, $10,000 of the $15,000 deferred purchase consideration payable at a rate of 20% of the net receipts from the theme park wait time mobile application was converted into 20,000 shares of the Company’s common stock.

On May 29, 2013 $1,000 of the remaining $5,000 deferred purchase consideration payable at a rate of 20% of the net receipts from the theme park wait time mobile application was repaid in cash.

As at June 30, 2013, interest of $933 had been accrued on these borrowings.

6. COMMITMENTS AND CONTINGENCIES

Leases and Long term Contracts

The Company has not entered into any long term leases, contracts or commitments.

51

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

Legal

To the best of the Company’s knowledge and belief, no legal proceedings are currently pending or threatened.

7. SHAREHOLDERS’ EQUITY

Convertible Preferred Stock

The Company is authorized to issue 5,000,000 shares of convertible preferred stock at a par value of $0.0001.

A convertible preferred share is convertible into 100 shares of common stock and has the voting rights of 1,000 share of common stock.

In November 2012, the Company issued 5,000,000 shares of its convertible preferred stock for cash consideration of $500 as Founder’s Stock.

As at June 30, 2013, 5,000,000 shares of the Company’s convertible preferred stock were issued and outstanding.

Common Stock

The Company is authorized to issue 750,000,000 shares of common stock at a par value of $0.0001.

In November 2012, the Company issued 2,000,000 shares of its common stock for cash consideration of $200 as Founder’s Stock.

In February 2013, the Company issued 40,000 shares of its common stock, valued at $0.50 per share, as partial consideration for the acquisition of a portfolio of 13 gaming mobile applications.

In February 2013, the Company issued 57,000 shares of its common stock, at $0.50 per share, to 13 investors, for cash consideration of $28,500.

In March 2013, the Company issued 59,000 share of its common stock, at $0.50 per share, to 14 investors, for cash consideration of $29,500.

In April 2013, the Company issued 20,000 share of its common stock, at $0.50 per share in settlement of $10,000 of the deferred purchase consideration due in respect of its purchase of the theme park wait time mobile application

In April 2013, the Company issued 113,444 shares of its common stock, at $0.50 per share, to 19 investors, for cash consideration of $56,722.

In May 2013, the Company issued 8,000 share of its common stock, at $0.50 per share, to 3 investors, for cash consideration of $4,000.

In June 2013, the Company issued 2,000 share of its common stock, at $0.50 per share, to 1 investor, for cash consideration of $1,000.

As at June 30, 2013, 2,299,444 shares of the Company’s common stock were issued and outstanding.

52

App Yea, Inc.

NOTES TO AUDITED FINANCIAL STATEMENTS

(A Development Stage Company)

June 30, 2013

8. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

9. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

 The provision for refundable federal income tax consists of the following for the periods ending:

Inception (November 26, 2012) to June 30, 2013
Federal income tax benefit attributed to:
Net operating loss	$6,212
Valuation	(6,212)
Net benefit	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception (November 26, 2012) to June 30, 2013
Deferred tax attributed:
Net operating loss carryover	$6,212
Less: change in valuation allowance	(6,212)
Net deferred tax asset	$—

At June30, 2013 the Company had an unused net operating loss carry-forward approximating $18,270 that is available to offset future taxable income; the loss carry-forward will start to expire in 2033.

10. SUBSEQUENT EVENTS

On July 23, 2013, $500 of the remaining $4,000 deferred purchase consideration payable at a rate of 20% of the net receipts from the theme park wait time mobile application was repaid in cash.

The Company has evaluated subsequent events through the date of the issuance of these audited financial statements and other than as disclosed above, the Company did not have any material recognizable subsequent events.